Exhibit 10.3

PROMISSORY NOTE
$400,000	April 25, 2005

FOR VALUE RECEIVED, the under signed,   Commercial Marketing, Corp. ( Borrower) 9570 Two  Notch RD  Suite 4 , Columbia, South Carolina 29223 promises to pay to the order of    Tom Sneva ( LENDER)               3301 E. Valley Vista Lane, Paradise Valley, AZ  85253 or of such other place as the holder may designate to the undersigned, the principal sum of the outstanding principal balance outstanding together with interest thereon, at the rate 18 % per annum, from the date hereof until paid as follows:  Consecutive monthly payments of interest only beginning on May 25, 2005 and continuing on same calendar day thereafter for 180 days with one final payment of all remaining principal and accrued interest due on October 25, 2005, (180 days).

The intent of this loan is an asset based loan secured by Accounts Receivables, Inventories and other items identified in the Security Agreement.  Monthly Interest on amounts outstanding at the end of each calendar month shall be sent from Borrower to Lender within 5 working days

Payments shall be applied first to accrued interest and the balance to principal.

All or any part of the aforesaid principal sum may be prepaid at any time without penalty.

In the event of any default by the undersigned in the payment of principal or interest when due, the unpaid balance on the principal sum of this promissory note shall at the option on the holder become immediately due and payable.

To secure payment and performance of the above described secured debt, lender has executed a separate security agreement dated April 25, 2005 for the obligation created by this note all present and future professional fees designated by the holder from any entity the holder is associated with.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof.

In case suit or action is instituted to collect this note, or any portion thereof, the maker promises to pay court costs and such additional sum, as the court may adjudge reasonable as and for attorney's fees in said proceedings.  This note is made and executed under, and is in all respects governed by the laws of the State of Arizona.

Commercial Marketing Corp.   a SC Corporation

/s/  Charles W. Jones, Jr.
Charles W. Jones, Jr.
President

April 25, 2005
Date: